Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-183518 on Form S-3 and Registration Statement Nos. 333-193830, 333-193829, 333-181735, 333-181734, 333-170511, 333-149500, 333-149501, 333-120401, 333-103653, 333-67472, 333-58526, 333-75383, 333-33327, 333-00733, 333-77599 on Forms S-8 of our report dated May 22, 2014 (June 5, 2015 as to the effects of the restatement discussed in Note 2 and the retrospective adjustments discussed in Notes 3 and 21), relating to the consolidated financial statements and financial statement schedule of Computer Sciences Corporation and subsidiaries (the “Company”), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 2 and the retrospective adjustments discussed in Notes 3 and 21), and our report dated May 22, 2014 relating to the effectiveness of the Company's internal control over financial reporting appearing in Amendment No. 1 of the Annual Report on Form 10-K of the Company for the fiscal year ended March 28, 2014.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

June 5, 2015